                                 POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or
Officer of Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New York
Municipals, Oppenheimer Balanced Fund, Oppenheimer California Municipal Fund,
Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund,
Oppenheimer Discovery Fund, Oppenheimer Dividend Growth Fund, Oppenheimer
Emerging Growth Fund, Oppenheimer Emerging Technologies Fund, Oppenheimer
Enterprise Fund, Oppenheimer Global Fund, Oppenheimer Global Opportunities Fund,
Oppenheimer Gold & Special Minerals Fund, Oppenheimer Growth Fund, Oppenheimer
Institutional Money Market Fund, Inc., Oppenheimer International Diversified
Fund, Oppenheimer International Growth Fund, Oppenheimer International Large-Cap
Core Fund, Oppenheimer International Small Company Fund, Oppenheimer
International Value Fund, Oppenheimer Limited Term California Municipal Fund,
Oppenheimer Money Market Fund, Inc., Oppenheimer Multi-State Municipal Trust (on
behalf of its series Oppenheimer New Jersey Municipal Fund, Oppenheimer
Pennsylvania Municipal Fund and Oppenheimer Rochester National Municipals),
Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund,
Aggressive Investor Fund, Conservative Investor Fund and Moderate Investor Fund),
Oppenheimer Real Estate Fund, Oppenheimer Rochester Arizona Municipal Fund,
Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester
Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund,
Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North
Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer
Rochester Virginia Municipal Fund, Oppenheimer Select Value Fund, Oppenheimer
Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund), Oppenheimer
Tremont Market Neutral Fund LLC, Oppenheimer Tremont Opportunity Fund LLC, OFI
Tremont Core Strategies Hedge Fund, OFI Tremont Market Neutral Hedge Fund, and
Oppenheimer U.S. Government Trust, to sign on my behalf any and all Registration
Statements (including any post-effective amendments to Registration Statements)
under the Securities Act of 1933, as amended, and the Investment Company Act of
1940, as amended, and any amendments and supplements thereto, and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 12th of June 2006.

/s/Brian W. Wixted
Brian W. Wixted

Witness: /s/Phillip S. Gillespie
         Phillip S. Gillespie, Assistant Secretary